Exhibit 10.12

QUORUM HEALTH CORPORATION

amended and restated

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

TABLE OF CONTENTS

Page

1.	Purpose		4

2.	Definitions and Construction		4

	2.1	Definitions	4

	2.2	Captions; Section References	8

	2.3	Severability	8

3.	Administration		8

	3.1	The Committee	8

	3.2	Authority of the Committee	8

	3.3	Decisions Binding	8

	3.4	Plan Administrator	8

	3.5	Costs and Expenses	9

	3.6	Indemnification	9

4.	Participation in the Plan		9

	4.1	Notification of Participation	9

	4.2	Termination of Participation	9

5.	Benefits UPon separation from service or death		9

	5.1	Normal Retirement Benefit	9

	5.2	Early Retirement Benefit	10

	5.3	Disability Benefit	10

	5.4	Death Benefit	11

6.	Benefits Upon Change in Control		11

	6.1	Change in Control Benefit	11

	6.2	Participants Under Age 55	11

	6.3	Additional Years of Service	11

	6.4	Certain Terminations of Employment	11

7.	Beneficiaries		12

8.	Rabbi Trust		12

9.	Withholding		12

10.	Modification and Termination		12

	10.1	Amendment and Termination	12

- i -

TABLE OF CONTENTS

(continued)

Page

	10.2	Effect on Participants	12

	10.3	No Obligation to Continue Plan	12

11.	Claims and Review Procedures		13

12.	Miscellaneous Provisions		13

	12.1	Non-Transferability	13

	12.2	Payment of Benefits	13

	12.3	No Rights of Employment	13

	12.4	Applicable Law	13

	12.5	Payment to Minors	14

EXHIBIT A Date of Hire for Certain Plan Participants			15

QUORUM HEALTH CORPORATION

amended and restated

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, as of April 28, 2016, Quorum Health Corporation (“QHC” or the “Company”) was a wholly owned subsidiary of CHS/Community Health Systems, Inc. which maintained that certain CHS/Community Health Systems, Inc. Amended and Restated Supplemental Executive Retirement Plan (the “CHS SERP”);

WHEREAS, to effectuate the separation of certain hospitals and related business operations from other hospitals and businesses owned and/or operated by Community Health Systems, Inc. (“CHS”), CHS and the Company entered into a Separation and Distribution Agreement dated as of April 29, 2016 which provided for, among other things, the contribution from CHS to QHC of certain assets, the assumption by QHC of certain liabilities from CHS, and the distribution by CHS of all of the common stock of QHC owned by CHS to CHS’s shareholders (the “Distribution”);

WHEREAS, pursuant to that certain Employee Matters Agreement entered into between CHS and QHC in connection with the Distribution (the “EMA”), QHC established this Quorum Health Corporation Supplemental Executive Retirement Plan (the “Original Plan”) to be effective as of April 29, 2016 (the “Effective Date”);

WHEREAS, pursuant to the EMA, QHC assumed all liabilities for all obligations under the CHS SERP for the benefits of QHC Employees (as defined in the EMA), except that no additional benefits were to accrue under the Original Plan;

WHEREAS, the Company has determined to amend and restate the Original Plan (such amendment and restatement, the “Plan”) in order to continue to accrue additional benefits with respect to QHC Employees who otherwise qualify as “Participants” under the Plan, in such a manner that the compensation and service recognized under the QHC SERP with respect to a Participant who was previously employed by CHS or one of its subsidiaries (together, the “CHS Group”) prior to the Distribution shall be credited and recognized for all applicable purposes under this Plan as though it were compensation from QHC or one of its subsidiaries (together, the “QHC Group”).

WHEREAS, the Original Plan shall be amended and restated as the Quorum Health Corporation Amended and Restated Supplemental Executive Retirement Plan, effective as of May 24, 2016, except as otherwise stated herein.

 NOW, THEREFORE, the Plan shall provide as follows:

 1. Purpose.  The purpose of this Plan is to advance the interests of the Company by encouraging officers and other key employees of the Company and its subsidiaries who will largely be responsible for the long-term success and development of Company to continue their employment with the Company and its subsidiaries by providing retirement benefits for them. The Plan is also intended to assist the Company and its subsidiaries in attracting and retaining such employees and stimulating their efforts on behalf of the Company and its subsidiaries.

 2. Definitions and Construction.

2.1 Definitions.  As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the following words and phrases shall have the meanings specified below (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined), unless a different meaning is plainly required by the context:

(a) “Actuarial Equivalent” shall mean a benefit of equivalent value calculated based on the Uninsured Pensioners 1994 Mortality Table including Projections to 2003 using 50% of the Male Rates and 50% of the Female Rates as prescribed for qualified retirement plans under the General Agreement on Trades and Tariffs (GATT) and a discount rate equal to the average yield on 10-Year Treasury Bonds for the twenty-four (24) months preceding the last day of the previous month (as determined by the Committee in good faith), but in no event greater than 4% per annum.

(b) “Annual Retirement Benefit” shall mean an amount equal to a Participant’s Final Average Earnings multiplied by the lesser of (i) 60%, or (ii) a percentage equal to 2% multiplied by the Participant’s years of Service.

(c) “Beneficiary” shall mean the person or persons designated by a Participant pursuant to Section 7 to receive the benefits to which a Participant is entitled upon the death of a Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean the occurrence of any of the following events, but only to the extent such event would constitute a change in the ownership or effective control of QHC, or in the ownership of a substantial portion of the assets of QHC, as set forth in Code Section 409A(a)(2)(A)(v) and defined in regulations promulgated by the U.S. Department of Treasury thereunder:

(1) An acquisition (other than directly from QHC) of any voting securities of QHC (“Voting Securities”) by any Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) immediately after which such Person has Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then-outstanding shares of Common Stock of QHC (“Shares”) or the combined voting power of QHC’ then-outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.1(f)(1), Shares or Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, (ii) QHC or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(2) The individuals who, as of the date hereof, are members of the Board of QHC (“Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board of QHC or, following a Merger (as hereinafter defined) that results in QHC having a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election, by the QHC common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board of QHC, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board of QHC; provided further, however, that no individual shall be considered a member of the Incumbent Board of QHC if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of QHC (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3) The consummation of:

(A) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (“Merger”), unless such Merger, is a Non-Control Transaction. A Non-Control Transaction shall mean a Merger where:

(i) the stockholders of QHC immediately before such Merger own, directly or indirectly, immediately following such Merger, at least 50% of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (“Surviving Corporation”), if 50% or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (“Parent Corporation”), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

(ii) the individuals who were members of the Incumbent Board of QHC immediately prior to the execution of the agreement providing for such Merger, constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation.

(B) A complete liquidation or dissolution of QHC; or

(C) The sale or other disposition of all, or substantially all, of the assets of QHC to any Person (other than a transfer to a Subsidiary or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the QHC’ stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (“Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then-outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by QHC which, by reducing the number of Shares or Voting Securities then-outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by QHC, and after such share acquisition by QHC the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then-outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(g) “Committee” shall mean the Compensation Committee of the Board of QHC.

(h) “Compensation” shall mean only the salary plus the bonus paid to a Participant.

(i) “Disabled Participant” shall mean any Participant who has been credited with five years of Service and who Separates from Service by reason of being Totally and Permanently Disabled.

(j) “Early Retirement Date” shall mean the date a Participant has been credited with at least five years of Service and is at least 55 years old.

(k) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(l) “Final Average Earnings” shall mean an amount equal to (i) the sum of a Participant’s Compensation for the highest three years out of the last five full years of Service preceding a Participant’s termination of employment with the Company and its Subsidiaries, divided by (ii) three.

(m) “Key Employee” shall mean an employee (other than an Officer) of the Company or a Subsidiary who has been selected by the Committee to be a Participant.

(n) “Monthly Retirement Income” shall mean a monthly income computed as provided in the Plan.

(o) “Normal Retirement Date” shall mean the day of a Participant’s 65th birthday.

(p) “Officer” shall mean all employees of the Company or a Subsidiary who have been duly elected as officers of QHC by the Board of QHC, unless specially designated by the Committee not to be a Participant.

(q) “Participant” shall mean any Officer or Key Employee.

(r) “Primary Insurance Amount” as of any date shall mean the monthly amount of Social Security old age and survivor disability insurance benefits received or receivable by a Participant commencing at the Participant’s unreduced Social Security retirement age. The amount will be calculated based on the Social Security Act in effect as of the date of calculation, without regard to any dependent benefits.

(s) “Rabbi Trust” shall mean the trust to be established by the Company in accordance with the provisions of Section 8.

(t) “Retired Participant” shall mean any Participant who has ceased to be an employee of the Company or a Subsidiary and who is entitled to receive a benefit under Section 5 of the Plan.

(u) “Separation from Service” or “Separate from Service” means a separation from service as set forth in Code Section 409A(a)(2)(A)(i) and defined in regulations promulgated by the U.S. Department of Treasury thereunder, provided, however, that a Participant shall not be deemed to have Separated from Service on account of a leave of absence until the first date immediately following the end of a 29-month period of leave (if the employment relationship is not terminated sooner) where such leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months and where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment.

(v) “Service” shall mean one of the following: (i) in the case of an Officer, all years and completed months of service with the Company, any Subsidiary, or any member of the CHS Group, whether before or after the adoption of the Plan, from the date determined by the Committee but not beginning earlier than January 1, 1997 (as indicated for some Participants in Exhibit A hereto) or, in the alternative, if the Committee so specifies for a designated Participant, additional years and months of service, provided, however, such additional years and months of service shall not exceed two years for every year of completed service and two months for every one month of completed service with the Company, any Subsidiary or any member of the CHS Group but not beginning before January 1, 1997, and (ii) in the case of an Officer or Key Employee who became a Participant after April 29, 2016, all years and completed months of service with the Company, any Subsidiary, or any member of the CHS Group following the date the person becomes a Participant (or such other date determined by the Committee). If a Participant’s name is not listed on Exhibit A, such Participant’s Service shall begin on the date described in clause (ii) above.

(w) “Specified Employee” means “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and the regulations promulgated by the U.S. Department of Treasury thereunder.  For purposes of the preceding sentence, “specified employee” means a “key employee” of the Company as defined in Code Section 416(i) without regard to paragraph (5) thereof.  A Participant shall be a “key employee” of the Company if the Participant meets the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during any 12-month period ending on December 31 (the “Identification Date”).  If a Participant is a “key employee” of the Company as of the Identification Date, the Participant shall be treated as a Specified Employee for the 12-month period beginning on the first day of the fourth month following the Identification Date.

(x) “Subsidiary” shall mean, with respect to the Company, any corporation or other entity of which a majority of its voting power, equity securities or equity interests is owned, directly or indirectly, by the Company.

(y) “Total and Permanent Disability” shall mean a physical or mental condition that renders a Participant eligible for disability benefits under the long-term disability insurance program in effect at the Company on the date of this amendment and restatement of the Plan, even if such Participant no longer participates in such long-term disability program on the date such physical or mental condition occurs.

2.2 Captions; Section References.  Section titles or captions contained in the Plan are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of the Plan, or the intent of any provision hereof. All references herein to Sections shall refer to Sections of the Plan unless the context clearly requires otherwise.

2.3 Severability.  If any provision of the Plan, or the application thereof to any person, entity or circumstances, shall be invalid or unenforceable to any extent, the remainder of the Plan, and the application of such provision to other persons, entities or circumstances, shall not be affected thereby and the Plan shall be enforced to the greatest extent permitted by law.

 3. Administration.

3.1 The Committee.  The Plan shall be administered by the Committee. The Committee shall meet at such times and places as it determines and may meet through a telephone or video conference call.

3.2 Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full authority to:

(a) Select Key Employees;

(b) Construe and interpret the Plan;

(c) Establish, amend and rescind rules and regulations for the Plan’s administration; and

(d) Make all other determinations which may be necessary or advisable for the administration of the Plan.

To the extent permitted by law, the Committee may delegate its authority as identified hereunder.

3.3 Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, employees, Participants and their estates and Beneficiaries.

3.4 Plan Administrator. For purposes of ERISA, the Committee is the Plan administrator. Any claim for benefits under the Plan shall be made in writing to the Committee. The Committee and the claimant shall follow the claims procedures set forth in Department of Labor Regulation §2560.503-1.

3.5 Costs and Expenses.  In discharging its duties under the Plan, the Committee may employ such counsel, accountants and consults as it deems necessary or appropriate. The Company shall pay all costs of such third parties and any other expenses incurred by the Committee with respect to the Plan.

3.6 Indemnification.  No member of the Committee, nor any officer or employee acting on behalf of the Committee, the Company or its Subsidiaries shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each and every officer or employee of the Company or its Subsidiaries acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

 4. Participation in the Plan.

4.1 Notification of Participation.  Each Officer and Key Employee shall be notified that such person is a Participant under the Plan.

4.2 Termination of Participation.  A Participant who ceases to be an Officer or a Key Employee of the Company (as determined by the Committee), or who terminates employment with the Company and all Subsidiaries for any reason other than death or Total and Permanent Disability, shall not be entitled to any benefits hereunder unless that change of status occurs after the Participant has reached their Early Retirement Date.

 5. Benefits Upon Separation from Service or Death.

5.1 Normal Retirement Benefit.  A Participant who has been credited with at least five years of Service and Separates from Service by reason of retirement on or after the Participant’s Normal Retirement Date shall receive a single lump-sum payment, commencing on the day immediately following the date that is six (6) months after the date of the Participant’s Separation from Service, in an amount that is the Actuarial Equivalent of a Monthly Retirement Income equal to:

(i)  one-twelfth of the Participant’s Annual Retirement Benefit, reduced by

(ii)  the Primary Insurance Amount.

Notwithstanding the foregoing, a Participant may instead elect, at any time, to receive the benefit calculated under this Section 5.1 as an amount that is the Actuarial Equivalent of the Monthly Retirement Income as calculated pursuant to this Section 5.1 above as of the later of the Participant’s Eligibility Date (as defined below) or the Participant’s Election Date (as defined below), with interest thereon until such Participant’s Separation from Service in an amount equal to the average yield on 10-Year Treasury Bonds for the twenty-four (24) months preceding, calculated and compounded on a quarterly basis, but in no event greater than 4% per annum.  For the sake of clarity, an election described in this paragraph made by a Participant who does not become an Eligible Participant (as defined below) shall be disregarded and such Participant shall receive the benefit, if any, to which such Participant is otherwise entitled under this Plan.  For purposes hereof, (i) an “Eligible Participant” is a Participant who has attained the Normal Retirement Date (i.e., has reached the age of 65) and has completed or been credited with at least twenty-five (25) years of Service, (ii) the “Eligibility Date” is the date a Participant becomes an

Eligible Participant and (iii) the “Election Date” is the date a Participant makes the election described in this paragraph.  An election made pursuant to this paragraph shall be made in writing delivered to the Secretary of the QHC/Community Health Systems, Inc. and once made, shall be final and irrevocable. For the avoidance of doubt, an election made pursuant to this paragraph shall not accelerate the payment date of the Normal Retirement Benefit.

If a Participant who has had a Separation from Service and is entitled to a Normal Retirement Benefit under this Section 5.1 dies prior to the date of such payment, such payment shall be made, instead, to the Participant’s Beneficiary on the date that it otherwise would have been made to the Participant, or as soon as administratively feasible thereafter within the same taxable year (or, if later, by the 15th day of the third calendar month following the date the payment otherwise would have been made to the Participant, provided that neither the Participant nor Beneficiary shall be permitted, directly or indirectly, to designate the taxable year of payment).

5.2 Early Retirement Benefit.   A Participant who Separates from Service by reason of retirement after attaining age 55 and who has been credited with at least five years of Service shall receive a single lump-sum payment, commencing on the day immediately following the date that is six (6) months after the date of the Participant’s Separation from Service, in an amount that is the Actuarial Equivalent of a Monthly Retirement Income computed in the manner set forth in Section 5.1, except that the amount set forth in Section 5.1 shall be reduced by two/twelfths of one percent (.001667) of that amount for each month that payments commence prior to the Participant’s Normal Retirement Date.  The reduction referred to in the immediately preceding sentence shall not apply in the event of a Change in Control.  If a Participant who has had a Separation from Service and is entitled to an Early Retirement Benefit under this Section 5.2 dies prior to the date of such payment, such payment shall be made, instead, to the Participant’s Beneficiary on the date that it otherwise would have been made to the Participant, or as soon as administratively feasible thereafter within the same taxable year (or, if later, by the 15th day of the third calendar month following the date the payment otherwise would have been made to the Participant, provided that neither the Participant nor Beneficiary shall be permitted, directly or indirectly, to designate the taxable year of payment).

5.3 Disability Benefit.

(a) A Disabled Participant shall receive a single lump-sum payment, commencing on the later of (i) the day immediately following the date that is six (6) months after the date of the Participant’s Separation from Service by reason of becoming Totally and Permanently Disabled, or (ii) the first day of the month following the Participant’s 55th birthday, in an amount that is the Actuarial Equivalent of a Monthly Retirement Income computed in the manner set forth in Section 5.1.  This benefit shall be payable at the time prescribed in this Section 5.3(a) regardless of whether the Participant recovers from the disability before payment is due.

(b) If a Disabled Participant dies before the payment of the benefit described in Section 5.3(a), a death benefit shall be payable to the Disabled Participant’s Beneficiary.  Such death benefit shall be a single lump-sum payment equal to the Actuarial Equivalent present value of a Monthly Retirement Income as of the Participant’s date of death, computed in accordance with the provisions of Section 5.3(a).  Such death benefit shall be paid to the Participant’s Beneficiary no later than ninety (90) days after the date of death (provided that neither the Participant nor Beneficiary shall be permitted, directly or indirectly, to designate the taxable year of payment).

5.4 Death Benefit.  If a Participant who has been credited with five or more years of Service dies prior to incurring a Separation from Service, a single, lump-sum death benefit shall be paid to the deceased Participant’s Beneficiary.  Such death benefit shall be the Actuarial Equivalent of the Participant’s Monthly Retirement Income as of the Participant’s date of death, computed in the same manner as provided in Section 5.3(a) in the case of a Disabled Participant.  Such death benefit shall be paid to the deceased Participant’s Beneficiary no later than ninety (90) days after the date of death (provided that neither the Participant nor Beneficiary shall be permitted, directly or indirectly, to designate the taxable year of payment).

 6. Benefits Upon Change in Control.

6.1 Change in Control Benefit. In the event of a Change in Control, the benefit of any Participant with five years or more of Service but not yet otherwise entitled to a benefit under the other provisions of this Plan shall be fully vested and shall be paid out as soon as administratively feasible but no later than ninety (90) days after the Change in Control (provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year of payment) in a single lump-sum payment pursuant to the applicable provisions in Section 5.  Upon such payment to all Participants, the Plan shall terminate.

6.2 Participants Under Age 55.  Any Participant who has been credited with five years or more years of Service on the date of the Change in Control who is under age 55 will be deemed to be age 55 solely for purposes of determining if the Participant is eligible for benefits under the Plan but, in computing the lump sum payment provided for in Section 6.1 and the applicable provisions of Section 5, the Monthly Retirement Income shall be deemed payable based upon the Participant’s actual age on the date of the Change in Control.

6.3 Additional Years of Service. All Participants who have been credited with five years or more of Service as of a Change in Control will be credited with an additional three years of Service as a result of a Change in Control.

6.4 Certain Terminations of Employment. If a Participant’s employment is terminated by the Company prior to the date of a Change in Control, but the Participant reasonably demonstrates to the satisfaction of the Committee that the termination (i) was at the request of a third party who has indicated an intention to, or has taken steps reasonably calculated to, effect a Change in Control, or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of the Plan, provided a Change in Control actually occurs. Such a Participant shall be entitled to receive the same benefits under the Plan as if the Participant had been an employee of the Company or a Subsidiary on the date the Change in Control actually occurs.  Notwithstanding  the foregoing, no payment under this Section 6.4 shall be made before the date that is six (6) months after the date of the Participant’s actual Separation from Service.

 7. Beneficiaries.  Each Participant shall have the right, by giving written notice to the Committee on such form as the Committee shall adopt, to designate a Beneficiary or Beneficiaries to receive payments which become available under the Plan should the Participant die. A Participant may change the designated Beneficiary by filing a new beneficiary designation form with the Committee. If a Participant dies and has not designated a Beneficiary, or if the Beneficiary predeceases the Participant, the estate of the deceased Participant shall be deemed to be the Beneficiary.

 8. Rabbi Trust.  The Company may establish a Rabbi Trust with a commercial bank or other financial or trust institution of which the Company would be considered the owner for Federal income tax purposes. The Rabbi Trust would be established to provide a source of funds to enable the Company to make payments to the Participants and their Beneficiaries pursuant to the terms of the Plan and would be administered in a manner consistent with the requirements of Code Section 409A.  Once the Rabbi Trust is established, payments to which Participants are entitled under the terms of the Plan shall be paid out of the Rabbi Trust to the extent of the assets therein. The assets of the Rabbi Trust will be subject to the claims of general creditors of the Company.

 9. Withholding.  The Company shall have the right to withhold from the payments to be made to any Participant or Beneficiary hereunder all amounts required to be so withheld under applicable law.

 10. Modification and Termination.

10.1 Amendment and Termination.  The Company reserves the right at any time, by action of the Board, to modify or amend, in whole or in part, any or all of the provisions of the Plan, or to terminate the Plan.  In the event of Plan termination, benefits shall be payable at the time and in the manner provided in Sections 5 and 6; however, the Company may accelerate the time and form of payment pursuant to a termination and liquidation of the Plan in accordance with Code Section 409A and the regulations thereunder.

10.2 Effect on Participants. Notwithstanding the provisions of Section 10.1, no amendment, modification or termination of the Plan shall adversely affect:

(a) The Monthly Retirement Income of any Participant, or the Beneficiary of any Participant, who has Separated from Service or died prior thereto.

(b) The right of any Participant then employed by the Company or a Subsidiary who has been credited with at least five years of Service to receive upon death, Separation from Service (including Separation from Service by reason of Total and Permanent Disability) or Change in Control, the benefit to which such person would have been entitled under the Plan prior to the amendment, modification or termination, provided, however, that the Company may accelerate the time and form of payment pursuant to a termination and liquidation of the Plan in accordance with Code Section 409A and the regulations thereunder.

10.3 No Obligation to Continue Plan.  Although it is the intention of the Company that the Plan shall be continued indefinitely, the Plan is entirely voluntary on the part of the Company, and the continuance of the Plan is not a contractual obligation of the Company.

 11. Claims and Review Procedures.  The Committee shall establish and maintain reasonable procedures governing the filing of claims, notification of benefit determinations, and appeal of adverse benefit determinations in accordance with applicable law.  Such procedures shall provide for adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by the Participant or Beneficiary.  Such procedures shall also afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a full and fair review by the Committee of the decision denying the claim.

 12. Miscellaneous Provisions.

12.1 Non-Transferability. Neither the interest of a Participant or any other person in the Plan, nor the benefits payable hereunder, shall be subject to the claim of creditors of a Participant or their Beneficiaries and will not be subject to attachment, garnishment or any other legal process. Neither a Participant nor a Beneficiary may assign, sell, pledge or otherwise encumber any of their beneficial interest in the Plan, nor shall any such benefits be in any manner liable for, or subject to, the deeds, contracts, liabilities, engagements or torts of any Participant or their Beneficiary. All such payments and rights thereto are expressly declared to be non-assignable and non-transferable, and in the event of any attempted assignment or transfer (whether voluntary or involuntary) by a Participant or a Beneficiary, the Company shall have no further liability hereunder to such Participant or Beneficiary.

12.2 Payment of Benefits. The rights of Participants and Beneficiaries to receive payments under the Plan shall constitute only a general claim against the Company and will not be a lien or claim on any specific assets of the Company.

12.3 No Rights of Employment.  The Plan shall not be deemed to constitute a contract of employment between a Participant and the Company or a Subsidiary. Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the employment of the Company or a Subsidiary. The Plan shall not interfere in any way with the Company’s or a Subsidiary’s right to discharge a Participant at any time, regardless of the effect which such discharge would have upon such Participant under the Plan, and such actions by the Company or a Subsidiary in discharging any Participant shall not be deemed a breach of contract, nor give rise to any rights or actions in favor of such Participant.

12.4 Applicable Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Tennessee without regard to its conflict of laws rules. It is intended that the Plan be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees of the Company. As such, the Plan is intended to be exempt from certain otherwise applicable provisions of Title I of ERISA, and any ambiguities in construction shall be resolved in favor of an interpretation which will effectuate such intention.  The Plan is intended to comply with Code Section 409A and the Treasury Regulations promulgated thereunder as applicable to nonqualified deferred compensation plans and shall be construed in furtherance of such intent. Although the Company intends to administer the Plan so that the payment of benefits will comply with the requirements of Section 409A of the Code, the Company does not warrant that any benefit under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the participation or payment of any benefit under the Plan.

12.5 Payment to Minors.  In making any payment to or for the benefit of any minor or incompetent Beneficiary, the Committee, in its sole, absolute and uncontrolled discretion, may, but need not, make such payment to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and the receipt by such guardian, committee, relative or other person shall be a complete discharge of the Company, without any responsibility on its part or on the part of the Committee to see to the application thereof.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer to be effective as of the 24th day of May, 2016, being the date the Board approved the Plan.

QUORUM HEALTH CORPORATION

By:	/s/ Michael Culotta

Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT A

Date Of Hire (OR SERVICE COMMENCEMENT DATE) For

Plan ParticipantS (AS OF may 1, 2016)

Employee	Date of Hire/Initial Participation

Tom Miller	July 5, 2007

Michael Culotta	May 1, 2016

James Doucette	December 18, 2000

Marty Smith	December 10, 2008

Matt Hayes	May 1, 2016

Shaheed Koury	May 1, 2016

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